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                                                                    EXHIBIT 11.1

                DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES
                        STATEMENT REGARDING EARNINGS PER SHARE

                                                                 THREE MONTHS                  NINE MONTHS
                                                              ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                                           -------------------------     -------------------------
                                                              1997           1996           1997           1996
PRIMARY                                                    ----------     ----------     ----------     ----------
SHARES OUTSTANDING:
Weighted average number of
   Shares outstanding                                       1,789,062      1,758,211      1,726,812      1,758,211
Net effect of dilutive stock
   Options (1)                                                152,281        119,512        153,417        117,532
                                                           ----------     ----------     ----------     ----------
                                                            1,941,343      1,877,723      1,880,229      1,875,743
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Income before extraordinary item                           $  496,567     $  336,581     $1,330,363     $1,125,907
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Earnings per common share
   Before extraordinary item                               $     0.26     $     0.18     $     0.71     $     0.60
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Income from extraordinary item                             $      -       $      -       $   43,083     $      -
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Earnings per common share
   from extraordinary item                                 $      -       $      -       $     0.02     $      -
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Net income                                                 $  496,567     $  336,581     $1,373,446     $1,125,907
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Net income per common share                                $     0.26     $     0.18     $     0.73     $     0.60
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
FULLY DILUTED
SHARES OUTSTANDING:
 Weighted average number of
   Shares outstanding                                       1,789,062      1,758,211      1,726,812      1,758,211
 Net effect of dilutive stock
   Options (1)                                                187,075        119,512        252,250        117,532
                                                           ----------     ----------     ----------     ----------
                                                            1,976,137      1,877,723      1,979,062      1,875,743
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Income before extraordinary item                           $  496,567     $  336,581     $1,330,363     $1,125,907
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Earnings per common share
   Before extraordinary item                               $     0.25     $     0.18     $     0.67     $     0.60
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Income from extraordinary item                             $      -       $      -       $   43,083     $      -
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Earnings per common share
   from extraordinary item                                 $      -       $      -       $     0.02     $      -
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Net income                                                 $  496,567     $  336,581     $1,373,446     $1,125,907
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------
Net income per common share                                $     0.25     $     0.18     $     0.69     $     0.60
                                                           ----------     ----------     ----------     ----------
                                                           ----------     ----------     ----------     ----------

(1) The effects of dilutive stock options are based upon the treasury stock method using average market price during the period for primary amounts, and the higher of average market price or the market price at the end of the period for fully diluted amounts.